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                                                                    Exhibit 10.3

                        AMENDED AND RESTATED VERSION (1)
                            DATED SEPTEMBER 27, 2000
                                     OF THE

           BCE INC. LONG-TERM INCENTIVE (STOCK OPTION) PROGRAM (1999)

1.   PURPOSES OF THE PLAN

The purposes of the Long-Term Incentive (Stock Option) Program (1999) of BCE Inc. (the "Plan") are (i) to grant to key employees of BCE Inc. ("BCE" or the "Corporation") and of its subsidiaries options ("Options") to purchase common shares ("Shares") of the Corporation thereby encouraging them to obtain an increased proprietary interest in the enterprise and providing an additional incentive to further its growth and development and (ii) to assist the Corporation in attracting and retaining executives with experience and ability.

2.   ADMINISTRATION

Subject to sections 3 and 4 below, the Plan shall be administered by a committee (the "Committee") of three or more persons, all of whom are members of the Board of Directors of the Corporation and none of whom are employees of the Corporation or its subsidiaries. A member of the Committee, while a member thereof, may be eligible to participate in the Plan or in any other plan of the Corporation or any of its subsidiaries providing for discretionary allocation of shares provided that a majority of members of the Committee shall not be so eligible nor shall have been eligible to so participate within the one-year period immediately prior to appointment to the Committee. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations (including those with respect to the holding of meetings by telephone) and to make such other determinations as it deems necessary or desirable for the administration of the Plan. A majority of the Committee shall constitute a quorum. Acts approved in writing by all members shall be valid acts of the Committee.

No Director shall participate in or vote upon any resolution of the Board of Directors to confirm a recommendation of the Committee which requires Board confirmation if, at that time, the Director is eligible to participate in the Plan or in any other plan of the Corporation or any of its subsidiaries providing for discretionary allocation of Shares or shall have been eligible to so participate within one year of the relevant time.

The Committee may, in its discretion, delegate such of its powers, rights and duties under the Plan,

----------
1 THIS AMENDED AND RESTATED VERSION OF THE BELL CANADA ENTERPRISES INC. LONG-TERM INCENTIVE (STOCK OPTION) PROGRAM (1999) IS FOR ADMINISTRATIVE PURPOSES ONLY. REFERENCE SHOULD BE MADE TO THE TEXT OF THE PLAN ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS OF BCE INC. ON SEPTEMBER 22, 1999 AND TO SUBSEQUENT DETERMINATIONS, RESOLUTIONS OR RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF BCE INC. AND THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE.


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in whole or in part, to such committee, person or persons as it may determine, from time to time, on terms and conditions as it may determine provided that the aggregate number of Shares with respects to which grants may be made under the Plan by such committee, person or persons within any 12 month period shall not exceed 1,500,000 Shares.

3.   SHARES SUBJECT TO THE PLAN

The Board of Directors of the Corporation shall authorize from time to time the issue of such number of Shares of the Corporation pursuant to the Plan as may be necessary to permit the Corporation to meet its obligations under the Plan. The maximum number of Shares issuable pursuant to the Plan is 20,000,000 Shares or such greater number as may be approved from time to time by the Board of Directors after September 22, 1999. In addition, the Board of Directors of the Corporation may also authorize from time to time the purchase on the open market or in private transactions of such number of Shares as may be necessary to permit the Corporation to meet its obligations, or part thereof, under the Plan.

Notwithstanding any other provision of the Plan, the aggregate number of Shares covered by Options granted to Optionees who are Insiders (as hereinafter defined) at the time the Options are granted shall not, unless approval of BCE's shareholders is obtained or unless any required approval of the stock exchanges on which the Shares are listed and posted for trading is obtained, exceed fifty percent (50%) of the total aggregate number of Shares covered by Options granted to all Optionees, including Optionees who are Insiders, provided that Options that have been granted and have expired unexercised pursuant to the Plan shall not be included in such aggregate numbers.

For the purposes of this section, "Insiders" shall mean:

(a)  every director or senior officer of BCE;

(b) every director or senior officer of a company that is itself an Insider of BCE;

(c) any person or company who beneficially owns, directly or indirectly, voting securities of BCE or who exercises control or direction over voting securities of BCE or a combination of both carrying more than 10 per cent of the voting rights attached to all voting securities of BCE for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution;

(d) BCE where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities; or

(e) an Associate (as hereinafter defined) of any person who is an Insider by virtue of (a), (b), (c) or (d);

"Associate" shall mean:

(a)  any company of which an Insider beneficially owns, directly or indirectly,


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     voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the company for the time being outstanding;

(b)  any partner of an Insider;

(c) any trust or estate in which an Insider has a substantial beneficial interest or as to which an Insider serves as trustee or in a similar capacity;

(d)  any relative of an Insider who resides in the same home as that Insider;

(e) any person of the opposite sex who resides in the same home as an Insider and to whom Insider is married or with whom is living in a conjugal relationship outside marriage; or

(f) any relative of a person mentioned in clause (e) who has the same home as that person.

4.   GRANT OF OPTIONS

Subject to confirmation by the Board of Directors, the Committee shall from time to time choose from among key employees those employees ("Optionees") to whom it recommends that Options should be granted and the number of Shares which it recommends be covered by each such grant and, subject to the terms of the Plan, the terms and conditions of each such grant. The effective date of confirmation by the Board of Directors of the grant of an Option (which date may be subsequent to the date of the related meeting of the Board of Directors) is hereinafter referred to as the effective date ("Effective Date"). At the time of the grant of an Option, BCE, or the BCE subsidiary by whom the Optionee is employed, may grant rights to a special compensation payment (an "SCP"), the amount of which shall be computed by reference to such number of Shares (hereinafter the "Reference number of Shares") as may be recommended by the Committee and confirmed by the Board of Directors, but in any event not to exceed the number of Shares covered in the Option to which the SCP is related. Each Option and SCP shall be confirmed by an instrument in writing issued by the Corporation to the Optionee. Any Optionee, at the time of granting of an Option, may hold more than one Option.

In the event that during the Option Period (as defined hereinafter) of an Option, but prior to the exercise of the Option, the Optionee is employed by the Corporation and/or one or more of its subsidiaries, the Corporation may request reimbursement from each such subsidiary of an amount equal to that portion of the deemed employment income received by such Optionee in the exercise of such Option which may reasonably be attributed to the portion of the Optionee's employment with any such subsidiary during such period.


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5.   SUBSCRIPTION PRICE

The subscription price for each Share covered by an Option (the "Subscription Price") shall be established by the Committee at 100% of the market value (as hereinafter defined) of a Share on the last trading day prior to the Effective Date, unless the Committee makes a determination that the Subscription Price shall be higher than such market value, provided that, where an Optionee had previously been granted an option to acquire shares of a BCE subsidiary or a company which is proposed to become a BCE subsidiary (which option may be vested or unvested and exercisable or unexercisable) and, pursuant to a determination of the Board of Directors, upon the recommendation of the Committee, that it is the best interest of the Corporation to do so, such option is intended to be converted into an Option so that the economic position of the Optionee is unaffected by such conversion, the Subscription Price for each Share covered by such Option may be established by the Committee at less than 100% of market value of a Share on the last trading day prior to the Effective Date, further provided that such Subscription Price shall be subject to any required approval of the stock exchanges on which the Shares are listed and posted for trading. The Committee may, in the case of a grant to an Optionee who is employed outside Canada at the time of the grant, fix the Subscription Price at an amount in United States dollars equivalent to the Subscription Price in Canadian dollars.

6.   OPTION PERIOD

Each Option shall be exercisable by the Optionee during a period (the "Option Period") established by the Committee which shall terminate not later than ten years after the Effective Date. Unless otherwise determined by the Committee at the time of grant or subsequently:

6.1 each Option granted under the Plan shall require the Optionee granted such Option to remain in the continuous employment of the Corporation or of any subsidiary for at least 12 months from the Effective Date before the right to exercise shall accrue;

6.2 an Option may not be exercised during the first 12 months following the Effective Date, and thereafter may not be exercised if, as a result, the number of Shares issued up to that time upon exercise of the Option would exceed i) 25% of the total number of Shares covered by the Option in the event of exercise during the first 24 months following the Effective Date of the Option; ii) 50% in the event of exercise during the first 36 months; and iii) 75% in the event of exercise during the first 48 months. The right to exercise an Option shall be considered to accrue by such 25% increments, but only provided that the Optionee remains in the continuous employment of the Corporation or any subsidiary during the successive 12-month periods. The right to exercise 25%, 50%, 75% and 100% of an Option will therefore accrue on the first day following the completion of the periods of 12, 24, 36 and 48 consecutive months, respectively, of continuous employment after the Effective Date of the Option;

6.3 in the event of the death of the Optionee while in the employment of the Corporation or any subsidiary or after retirement, the Option Period for Options outstanding at the time of death for which the right to exercise had accrued shall terminate 12 months after the date of death (but not after the termination date of the Option first established by the Committee), and the Optionee's estate shall have the right prior to such termination to exercise the Options at any time with respect to all


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or, from time to time, with respect to any part of the Shares which the Optionee had not exercised pursuant to such Options. Options then outstanding for which the right to exercise had not accrued as of the time of death will forfeit effective upon the time of death unless the Committee approves otherwise;

6.4 if an Optionee's employment terminates because of retirement, the Option Period for Options then outstanding for which the right to exercise has accrued shall terminate thirty-six (36) months after the date of retirement for all Options which are still held by Optionees at retirement (but, in this case, without altering the original exercise times originally established pursuant to the provisions of section 6.2), or such longer period as the Committee may fix (but not after the termination date of the Option first established by the Committee) on such terms and conditions as the Committee may fix. Options then outstanding for which the right to exercise had not accrued as of the Optionee's retirement date will terminate thirty-six (36) months after the date of retirement (but, in this case, without altering the original exercise times established pursuant to the provisions of section 6.2) and the Optionee shall have the right prior to such termination (but not prior to 12 months after the Effective Date) to exercise such Options in whole or, from time to time, in part, to the same extent as if the Optionee were still in the employment of the Corporation. Notwithstanding the foregoing, the Option Period for Options granted prior to September 27, 2000 and still outstanding for which the right to exercise has accrued at the date of retirement shall terminate sixty (60) months after the date of retirement (but without altering the original exercise times established pursuant to the provisions of section 6.2), but not after the termination date of the Option first established by the Committee. Options granted prior to September 27, 2000 and still outstanding for which the right to exercise had not accrued as of the Optionee's date of retirement will forfeit effective upon such date of retirement unless the Committee approves otherwise.

6.5 If an Optionee's employment terminates for any cause other than death or retirement, the Option Period for Options then outstanding for which the right to exercise has accrued shall terminate thirty (30) days thereafter. Options then outstanding for which the right to exercise had not accrued as of the termination date will forfeit effective upon such termination date unless the Committee approves otherwise;

6.6 If there occurs a "Change of Control" of the Corporation, as hereinafter defined, and the Optionee's employment is terminated by the Corporation other than for Cause or by the Optionee for Good Reason (any such termination being referred to hereinafter as an "Unjustified Termination"), as each such term is hereinafter defined, within eighteen (18) months following such Change of Control, or such longer period as the Committee may determine, the portion, if any, of each outstanding Option then held by such Optionee, with respect to which the exercise has not yet accrued, shall become exercisable in full, effective upon such termination of employment, for a period of ninety (90) days thereafter, or such longer period as the Committee may determine;

For purposes of this section, Change of Control shall mean the first to occur of:

(a) an offeror (as such term is defined in subsection 89(1) of the Ontario Securities Act (R.S.O. 1990, s.5 (as amended)), or any successor legislation thereto (the "Act") or any person acting jointly and in concert (as such terms are defined in the Act) with such offeror, acquires beneficial ownership of, or the power to exercise control or direction over, or securities


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     convertible into, voting or equity securities of any class of the
     Corporation that, together with such offeror's securities of that class, would constitute fifty percent (50%) or more of the outstanding securities of that class;

(b) individuals who constitute the Board of Directors of the Corporation on September 22, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any Approved Director, (as hereinafter defined), shall be, for purposes of this subsection (b), considered as though such person were a member of the Incumbent Board. An Approved Director, for purposes of this subsection (b), shall mean any person becoming a director subsequent to the date set forth above whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the information circular of the Corporation in which such person is named as a nominee of the Corporation for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation pursuant to a dissident proxy as contemplated by the Canada Business Corporations Act (R.S.C. 1985, C-44) (as amended), or any successor legislation thereto (the "CBCA") or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board of Directors of the Corporation;

(c) the approval by the shareholders of the Corporation of a plan or agreement providing (x) for a merger, consolidation or amalgamation of the Corporation other than with a wholly-owned subsidiary and other than a merger, consolidation or amalgamation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity) more than two thirds (2/3) of the combined voting power of the voting securities of the Corporation or such continuing entity outstanding immediately after such merger, consolidation or amalgamation, (y) for a sale, exchange or other disposition of all or substantially all of the assets of the Corporation; or (z) for the liquidation or dissolution of the Corporation. If any of the events enumerated in this subsection (c) occurs, the Board of Directors of the Corporation shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan; or

(d) such other event or events as the Committee may determine from time to time to be a "Change of Control" in its sole discretion.

Without limiting the generality of the foregoing, if there occurs a "Business Unit Change of Control", as hereinafter defined, with respect to any "Designated Business Unit", as hereinafter also defined, the portion, if any, of each outstanding Option then held by any Optionee principally employed in the business of such Designated Business Unit, with respect to which the exercise has not yet accrued, shall become exercisable in full, effective upon the earlier of i) the date one year following such Business Unit Change of Control; or ii) the date of an Unjustified Termination of Optionee, for a period of ninety (90) days thereafter, or such longer period as the committee may determine. If there occurs a "Business Unit Partial Change of Control", as hereinafter defined, with respect to any Designated Business Unit, and the employment of an Optionee principally employed


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in the business of such Designated Business Unit is terminated by such
Designated Business Unit other than for Cause or by the Optionee for Good Reason, within eighteen (18) months following such Business Unit Partial Change of Control, or such longer period as the Committee may determine, each outstanding Option then held by such Optionee, with respect to which the exercise has not yet accrued, shall become exercisable in full, effective upon such termination of employment, for a period of ninety (90) days thereafter, or such longer period as the Committee may determine. In the event of a Business Unit Partial Change of Control, employees principally employed in the business of such Designated Business Unit will continue to be deemed employees of a subsidiary of the Corporation for the purposes of continuing to accrue service for any Options held by such employee at the date of occurrence of the Business Unit Partial Change of Control.

A "Business Unit Change of Control" shall mean an event resulting in the Corporation owning less than a twenty percent (20%) "Interest", as hereinafter defined, in such Designated Business Unit. A "Business Unit Partial Change of Control" shall mean an event resulting in the Corporation owning less than a fifty percent (50%) Interest but at least a twenty percent (20%) Interest in such Designated Business Unit. A Business Unit Change in Control and a Business Unit Partial Change of Control shall apply only to an Optionee employed principally by the affected Designated Business Unit. "Designated Business Unit" shall mean Bell Canada or such other direct or indirect subsidiary (as that term is defined in the CBCA) of the Corporation identified as a Designated Business Unit by the Committee from time to time. "Interest" with respect to any person and a Designated Business Unit shall mean (represented as a percentage) the beneficial ownership, whether directly or indirectly through subsidiaries, by such person or any person acting jointly and in concert with such person of, or securities convertible into, voting or equity securities of such Designated Business Unit. Notwithstanding the foregoing, an event resulting in the Corporation owning less than a fifty percent (50%) Interest but more than a twenty percent (20%) Interest in such Designated Business Unit and another person owning an Interest equal to or greater than that of the Corporation shall be deemed to be a Business Unit Change in Control and not a Business Unit Partial Change of Control. For greater certainty, subsequent to a Business Unit Partial Change of Control, an event resulting in a person owning an Interest equal to or greater than that of the Corporation shall be deemed to be a Business Unit Change in Control.

Any determinations or exercises of discretion by the Committee pursuant to this section 6.6 may only be carried out at meetings at which at least a majority of the members present and voting are not members of Management of the Corporation or its subsidiaries.

For purposes of this section, Cause shall mean:

(i) Optionee's continued failure substantially to perform the duties of his or her position (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by the Optionee for Good Reason) after notice and opportunity to cure;

(ii) any wilful act or omission by the Optionee constituting dishonesty, fraud or other malfeasance, and any act or omission by the Optionee constituting immoral conduct, which in any such case is demonstrably injurious to the financial condition or business reputation of the Corporation or any of its affiliates; or


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(iii) Optionee's indictment of a felony under the laws of Canada or the United
     States or any province or state thereof or any other jurisdiction in which the Corporation conducts business.

For purposes of this definition, no act or failure to act shall be deemed wilful unless effected by the Optionee not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Corporation's best interests.

For purposes of this section, Good Reason shall mean:

(a) Optionee's removal from, or failure to be reappointed or reelected to, the position or office occupied immediately prior to the Change of Control (other than as a result of a promotion) or degradation in the Optionee's upward reporting relationship(s). Mere change of title shall not constitute removal from or nonreappointment to position as long as the new title is substantially equivalent and position is otherwise not adversely affected;

(b) material diminution in the Optionee's title, position, duties or responsibilities, or the assignment to the Optionee of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position specified above;

(c) relocation of the Optionee's principal workplace without his or her consent to a location more than fifty (50) kilometres distant from its current location; or

(d) material diminution in the Optionee's total compensation or failure to continue the Optionee's participation in the annual bonus plan and the Plan at levels commensurate with his/her position.

All rights under an Option unexercised at the termination of the Option Period shall be forfeited; and

6.7 If an Optionee's employer ceases to be BCE or a BCE subsidiary, the Option Period for Options then outstanding for which the right to exercise has accrued shall terminate thirty (30) days thereafter. Options then outstanding for which the right to exercise had not accrued as of the date of cessation will forfeit effective upon such date of cessation, subject to the application of section
6.6. If the Optionee's cessation of employment results from the Optionee becoming an employee of an Associated Company, the Committee may also permit, on such terms or conditions as the Committee may fix, the Optionee to continue to exercise the Options which the Optionee had not exercised prior to such cessation to the same extent as if the Optionee were still in the employment of the Corporation or its subsidiaries. "Associated Company" shall mean a company of which BCE owns directly or indirectly between twenty percent (20%) and fifty percent (50%) of the outstanding voting or equity securities.


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7.   EXERCISE OF OPTION

An Option may only be exercised in the manner prescribed by the Committee in whole at any time, or in part from time to time, during the Option Period; the Committee may also determine to only permit exercise at certain times (in lieu of, or in addition to, the provisions of section 6.2) during the Option Period. The Subscription Price for Shares shall be paid in full in cash at the time of exercise of the Option, or, if permitted by the Committee in any particular case at or prior to the time of granting of an Option, in shares of the Corporation. The value of each share used for payment shall be the market value on the date of exercise.

Any exercise by an Optionee who is an Officer or Director of BCE of an Option to which an SCP is connected shall be made only during the period commencing on the third business day and ending on the thirtieth calendar day following the date of the release of a quarterly or annual statement of sales and earnings of the Corporation or during such other period as the Committee may determine. The Committee may similarly impose timing restrictions on exercises by Officers or Directors of subsidiaries of BCE.

8.   SPECIAL COMPENSATION PAYMENT

As provided above, certain Options granted under the Plan may have a related SCP. The SCP shall be payable upon the exercise thereof, in cash by BCE or by the BCE subsidiary which undertook to pay the SCP.

The cash payment to be received in settlement of an SCP shall be an amount equal to the excess of the market value of the Shares on the date of exercise of the Option to which the SCP is related over the Subscription Price multiplied by the lesser of i) the number of Shares for which the Option to which the SCP is related is being exercised; or ii) the current Reference number of Shares applicable to the SCP. The exercise of an Option shall result in a reduction, on a one-for-one basis, in the Reference number of Shares of the SCP, if any, related to the Option.

Each SCP shall be subject to the same terms and conditions as the Option to which it is related.

In the event that during the Option Period of an Option to which an SCP is related, but prior to the exercise of the Option, the Optionee is employed by BCE and by one or more BCE subsidiaries, or by two or more BCE subsidiaries, the corporation which gave the undertaking to pay the SCP may request reimbursement from each such subsequent employer of the Optionee of an amount equal to that portion of the SCP ultimately paid to the Optionee which is reasonably attributable to the portion of the Optionee's employment during such period.

9.   DELIVERY OF SHARE CERTIFICATES AND CHEQUES

On the exercise of an Option, the Corporation shall deliver to the Optionee or, in the event of death of the Optionee, to the Optionee's estate, certificates for the resulting Shares registered in the name of the Optionee. If the Option exercised is associated with an SCP, BCE, or the BCE subsidiary which granted the right to the SCP, shall issue a cheque in the name of the Optionee representing the


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value of any SCP to which the Option is related. The Committee may decide to effect settlement of the SCP on another date, but in any event not later than March 31 of the year immediately following the year of exercise of the Option.

10.  NON-ASSIGNABLE

No Option or SCP or any interest therein shall be assignable by the Optionee otherwise than by will or the laws governing the devolution of property in the event of death. During the lifetime of the Optionee the Option or SCP shall be exercisable only by the Optionee or the Optionee's legal representative.

11.  EFFECTS OF ALTERATION OF SHARE CAPITAL

In the event that a dividend shall be declared upon the common shares of the Corporation payable in Shares of the Corporation (other than pursuant to the Corporation's Optional Stock Dividend Program), the number of Shares then subject to any such Option and the number of Shares authorized for issuance pursuant to the Plan but not yet covered by an Option shall be adjusted by adding to each such Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

In the event that the outstanding Shares of the Corporation shall be changed into or exchanged for a different number or kind of securities of the Corporation or of another corporation, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation, then there shall be substituted for each Share subject to any such Option, for each Share authorized for issuance pursuant to the Plan but not yet covered by an Option and the maximum number of Shares issuable with respect to any year, the number and kind of securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged.

In the event there shall be any change, other than as specified above in this section, in the number or kind of outstanding Shares of the Corporation or of any securities into which such Shares shall have been changed or for which it shall have been exchanged, then an equitable adjustment shall be made in the number or kind of Shares theretofore authorized for issuance pursuant to the Plan but not yet covered by an Option, of the Shares then subject to an Option or Options, and in the maximum number of Shares issuable with respect to any year, such adjustment to be reasonably determined by the Committee and to be effective and binding for all purposes.

In the case of any such substitution or adjustment as provided for in this section, the Option price in each Share Option agreement for each Share covered thereby prior to such substitution or adjustment will be proportionately and appropriately varied. Such variation shall generally require that the number of securities covered by the Option after the relevant event multiplied by the revised Option price shall equal the number of Shares covered by the Option prior to the relevant event multiplied by the original Option price. No adjustment or substitution provided for in this section shall require the Corporation in any Share Option agreement to issue a fractional Share and the total substitution


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or adjustment with respect to each Share Option agreement shall be limited accordingly.

Any adjustment or substitution required by this section with respect to the terms of an Option shall also require a similar modification with respect to the terms of any SCP to which the Option is related.

In the event that there ceases to be a public market for the Shares of the Corporation or for securities substituted therefor as provided by this section, the obligations under the Option shall be met by a payment in cash in such amount as is reasonably determined by the Committee to be fair and equitable in the circumstances.

12.  AMENDMENT AND TERMINATION

From time to time the Board of Directors may, in addition to its powers under the Plan, add to or amend any of the provisions of the Plan or terminate the Plan or amend the terms of any portion under the Plan; provided, however, that
(i) any approvals required under any applicable law or stock exchange rules are obtained, and (ii) no such amendment or termination shall be made at any time which has the effect of adversely affecting the existing rights of an Optionee under the Plan without his or her consent in writing. For greater certainty, the limitation set forth in item (ii) above shall also apply to all the powers of the Board of Directors or the Committee pursuant to the Plan, including, but not limited to, sections 6 and 7 hereof to vary the vesting and exercise schedules of Options.

13.  REGULATORY REQUIREMENTS

The obligation of the Corporation to issue Shares pursuant to the Plan shall be subject to the condition that listing or authorization for listing of such Shares on the Toronto Stock Exchange (or, in the event the Shares cease to be listed on the Toronto Stock Exchange, on such other exchange as may be determined by the Board of Directors of the Corporation) shall have been obtained. In the event the Shares reserved for issue under the Plan shall not be listed or authorized for listing upon the Toronto Stock Exchange or such other exchange, as the case may be, the obligations of the Corporation resulting from exercise of an Option may be met by a payment in cash in such amount as is reasonably determined by the Committee to be fair and equitable in the circumstances.

Where the issue or delivery of Shares upon exercise of an Option is subject to foreign regulatory requirements or approval which in the opinion of the Committee is not advisable to comply with or seek to obtain, the obligations of the Corporation resulting from exercise of the Option may be met by a payment in cash in such amount as is reasonably determined by the Committee to be fair and equitable in the circumstances.


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

14.  EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be the date of its adoption by the Board of Directors of the Corporation at the meeting held on September 22, 1999, subject to any required approval of the Plan by the stock exchanges on which the Shares are listed and posted for trading.

15.  CERTAIN DEFINITIONS

For purposes of the Plan:

an "employee" eligible to be granted an Option shall include an employee or former employee of the Corporation, or of any subsidiary of the Corporation, who has retired, after the coming into force of the Plan, but is a member of the Board of Directors of the Corporation or any of its subsidiaries or is engaged to perform functions for the Corporation or any of its subsidiaries;

a "key employee" shall include the Officers or other employees of the Corporation, or of any subsidiary of the Corporation, who in the opinion of the Committee have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Corporation or of such subsidiaries;

"market value" shall mean the closing price for a board lot of Shares on the Toronto Stock Exchange (or, in the event the Shares cease to be listed on the Toronto Stock Exchange, on such other exchange as may be determined by the Board of Directors of the Corporation), on the relevant day, or if at least one board lot of Shares shall not have been traded on that day, on the next preceding day for which at least one board lot was so traded;

"retirement" shall mean retirement in accordance with the provisions of the retirement plan of the Corporation or subsidiary covering the Optionee and, if the Optionee is not covered by such a plan, as determined by the Committee; and

"subsidiary" shall mean any corporation a majority of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or by other subsidiaries.


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